Exhibit 10.6

Appendix A

REVOLVING NOTE

April 7, 2025	$2,000,000.00

FOR VALUE RECEIVED, Mixed Martial Arts Group Limited., an Australian corporation (“Borrower”) HEREBY PROMISES TO PAY to the order of Bowery Consulting Group Inc. (together with its successors, participants and assigns, “Lender”), in lawful money of the United States of America and in immediately available funds, the principal amount of TWO MILLION DOLLARS ($2,000,000) or, if less, the aggregate unpaid amount of all Loans made at any time to the undersigned under the Loan Agreement (as hereinafter defined), plus interest on the unpaid balance as provided in the Loan Agreement. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan Agreement.

This Note is issued pursuant to that certain Revolving Loan Agreement of even date herewith by and between among Borrower and Lender (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), and is entitled to all of the benefits and security of the Loan Agreement and the other Loan Documents. Reference is hereby made to the Loan Agreement for a statement of all the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Loan made by Lender to Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Lender on its books in accordance with the terms of the Loan Agreement; provided that the failure of Lender to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Loan Agreement or this Note in respect of the Loans made by Lender to Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Loan Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Loan Agreement. The entire unpaid balance shall be immediately due and payable in full on the Maturity Date.

Upon the occurrence and during the continuance of any Event of Default, this Note may, when and as provided in the Loan Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Demand, presentment, protest, and notice of nonpayment and protest are hereby waived by Borrower.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

[Signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Revolving Note to be duly executed by its authorized officer as of the day and year first above written.

MIXED MARTIAL ARTS GROUP LIMITED

By:
Name:	Nicholas Langton
Its:	Chief Executive Officer